EXHIBIT 5.1

7800 Rancharrah Parkway Reno, NV 89511 PH (775) 788-2200 | FX (775) 786-1177 fennemorecraig.com

July 27, 2023

Zivo Bioscience, Inc.

2804 Orchard Lake Rd., Suite 202

Keego Harbor, Michigan 48320

Re:	Registration Statement on Form S-3 for Zivo Bioscience, Inc.

Ladies and Gentlemen:

We are acting as special Nevada counsel for Zivo Bioscience, Inc., a Nevada corporation (the “Company”), in connection with the registration under a Registration Statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission ("SEC") by the Company under the Securities Act of 1933, as amended (the “Act”) for the resale by the selling stockholders named in the Registration Statement of up to 2,996,260 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), upon the exercise of certain of the Company’s (i) Series A Common Stock Purchase Warrants (the “Series A Warrants”) to purchase 1,498,130 shares of Common Stock, and (i) Series B Common Stock Purchase Warrants (the “Series B Warrants”) to purchase 1,498,130 shares of Common Stock. The shares of Common Stock issuable upon exercise of the Series A Warrants and the Series B Warrants are referred to herein as the “Warrant Shares.” All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

We have examined originals or copies of each of the documents listed below:

1. The Articles of Incorporation of the Company, as amended, as certified by an officer of the Company;

2. The Amended and Restated Bylaws of the Company, as certified by an officer of the Company;

3. The form of the Series A Warrants;

4. The form of the Series B Warrants;

5. Resolutions of the Board of Directors of the Company, dated as of June 30, 2023, as certified by an officer of the Company; and

6. The form of the Registration Statement on Form S-3 and the exhibits thereto with respect to the Shares.

Zivo Bioscience, Inc.

Re: Registration Statement on Form S-3

July 27, 2023

We have examined originals or copies of such other corporate records, certificates of corporate officers and public officials and other agreements and documents as we have deemed necessary or advisable for purposes of this opinion letter. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all factual matters contained therein.

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that (i) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; and (ii) all corporate records made available to us by the Company and all public records we have reviewed are accurate and complete. We note that the Company has reserved, and assume it will continue to maintain reserved, a sufficient number of shares of its duly authorized, but unissued, shares of the Common Stock as is necessary to provide for the issuances of the Warrant Shares.

Based on the foregoing, and subject to the qualifications, exceptions, and limitations set forth herein it is our opinion that the Warrant Shares have been reserved for issuance and issuance of the Warrant Shares has been duly authorized by the Company. When issued and paid for in accordance with the terms of a Series A Warrant or the Series B Warrant (as applicable) the Warrant Shares will be validly issued, fully paid and nonassessable.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of Nevada. The opinions expressed above concern only the effect of the laws (excluding the principles of conflict of laws) of the State of Nevada currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date of this opinion, or if we become aware of any facts that might change the opinions expressed above after the date of this opinion.

This opinion is issued in the State of Nevada. By issuing this opinion, Fennemore Craig, P.C. (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

Zivo Bioscience, Inc.

Re: Registration Statement on Form S-3

July 27, 2023

We consent to your filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the SEC promulgated thereunder, or Item 509 of Regulation S-K. The opinions expressed in this letter are rendered as of the date hereof, and we express no opinion as to circumstances or events that may occur subsequent to such date. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Very truly yours,

/s/ Fennemore Craig, P.c.
FENNEMORE CRAIG, P.C.
CETE/CDOL